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                                    BYLAWS

                                      OF

                FIRSTAR BANK OF MINNESOTA, NATIONAL ASSOCIATION


                           ARTICLE I.  SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders, for the purpose of electing directors and for the transaction of such other business as may come before the meeting, shall be held on the third Wednesday of March of each year, at 2:00 o'clock in the afternoon, unless some other hour shall have been designated by the Board of Directors (hereinafter sometimes referred to as "the Board"). If the election of directors shall not be held on the date designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the laws of the United States or the Articles of Association, may be called by the Chairman of the Board, the President or the Board of Directors, and shall be called by the Secretary upon a written request to the Secretary signed by holders of not less than one-tenth (1/10) of all outstanding shares of the Association entitled to vote at the meeting.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any convenient place as the place of meeting for any annual meeting or for any special meeting. If no such designation is made, the place of meeting shall be the main banking office of the Association ("the Office Location"). Any meeting may be adjourned to reconvene at any convenient place designated by vote of a majority of the shares represented thereat.

SECTION 4. NOTICES OF MEETING. Unless otherwise provided by the laws of the United States or the Articles of Association; written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten or more than fifty days before the date of the meeting, by or at the direction the Chairman of the Board, the President, or the Cashier or Secretary to each shareholder of record entitled to vote at such meeting. Such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at said shareholder's address as it appears on the stock record book of the Association, with postage thereon prepaid.
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SECTION 5.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  For the
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Association may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which the notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

SECTION 6. VOTING LISTS. The Cashier shall make, at least ten days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each which list, for a period of ten days prior to such meeting, shall be kept on file at the office of the Association and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for the duration of the meeting. The original stock transfer books shall be prima facia evidence with respect to which shareholders are entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

SECTION 7. NOMINATIONS FOR DIRECTOR. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors.
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SECTION 8.  QUORUM.  Except as otherwise provided by law, a majority of the outstanding shares of the Association entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, and a majority of votes cast at any meeting at which a quorum is present shall be decisive of any motion or election. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 9. PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the Cashier or Secretary of the Association before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the secretary of the meeting or oral notice given by the shareholder to the presiding officer during the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Any person or group of persons including directors or attorneys for the Bank may be designated to act as proxy but not officers, clerks, tellers, or bookkeepers of the Association.

SECTION 10. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except for the election of Directors. In all elections of Directors each shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of such shareholder's shares shall equal, or to distribute them on the same principle among as many candidates as such shareholder shall elect.

SECTION 11.  VOTING OF SHARES BY CERTAIN SHAREHOLDERS.

(a) OTHER CORPORATIONS. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation, or any other officer appointed by such president. A proxy executed by any principle officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Association, given in writing to the Cashier or Secretary of the designation of some other person by the Board of Directors or the bylaws of such other corporation.

(b) LEGAL REPRESENTATIVES AND FIDUCIARIES. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors ("Representative") may be voted by
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such Representative, either in person or by proxy, without a transfer of such shares into the name of such Representative, provided that there is filed with the Cashier or Secretary before or at the time of meeting, proper evidence of the incumbency of such Representative and the number of shares held. Shares standing in the name of a fiduciary may be voted by such fiduciary, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Association, given in writing to the Secretary of this Association, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) PLEDGEES. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) TREASURY STOCK AND SUBSIDIARIES. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Association, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

(e) MINORS. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Cashier or Secretary of the Association has received written notice or has actual knowledge that such shareholder is a minor.

(f) INCOMPETENTS AND SPENDTHRIFTS. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Cashier of the Association has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

(g) JOINT TENANTS. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either
(i) no other such individual or such individual's legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Cashier of the Association a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Cashier of the Association has no actual knowledge that the survivor has been adjudicated not to be the successor to the
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interests of those deceased.

SECTION 12. WAIVER OF NOTICE OF SHAREHOLDERS. Whenever any notice whatever is required to be given to any shareholder of the Association under the Articles of Association or Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of law shall contain the same information as would have been required to be included in such notice, except such waiver need not set forth the time and place of meeting.

SECTION 13. CHAIRMAN AND SECRETARY OF MEETING. At each meeting of the shareholders, the shareholders shall elect a chairman and a secretary of the meeting, each of whom shall be either an officer or a shareholder of the Association.

SECTION 14. REPORTS OF MEETINGS. The secretary of the meeting shall cause the record of each meeting of shareholders to be kept showing the names of the shareholders present in person and by proxy, the number of shares held by each and the number of shares voted on each action.

SECTION 15. INFORMAL ACTION BY SHAREHOLDERS. Any action required by any provision of law, the Articles of Association or these Bylaws to be taken at a meeting or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                        ARTICLE II.  BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The Board of Directors shall have the power to manage and administer the business and affairs of the Association.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors shall consist of not less than five nor more than twenty-five persons. The number of Directors to be elected shall be determined by a majority of the votes cast by the shareholders at the annual meeting or at a special meeting called for such purpose; provided that the Board may, by a vote of the majority of its members, increase the number of members of the Board as established by the shareholders by not more than two members. Each Director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected, or until his/her death, or until he/she shall resign by filing his/her written resignation with the Secretary. No person shall be eligible to be elected or re-elected as a member of the Board if he/she shall have attained 70 years of age at the date of his/her election.
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SECTION 3.  OATH. Each person when initially elected or appointed a member of the Board of Directors shall take the oath of such office in the form prescribed by the Comptroller of the Currency. No person elected or appointed a Director shall exercise the functions of such office until he shall have taken such oath.

SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held, without other notice than this By-law, immediately after and at the same place as the annual meeting of shareholders for the purpose of the Directors taking their oaths, organizing the Board, appointing officers of the Association and transacting such other business as may properly come before the meeting. Additional regular meetings of the Board shall be held monthly on such day and at such hour as the Board may provide by resolution, without other notice than such resolutions. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day unless the Board shall have previously designated another day.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, if such office is created, or the President, and shall be called by the Cashier or Secretary at the request of three or more Directors.

SECTION 6. PLACE OF MEETING. The Board of Directors (or in the case of a special meeting called at the request of the Chairman of the Board, the President, or three or more Directors calling such meeting, the officer or Directors requesting such call) may designate any convenient place as the place of meeting for any meeting of the Board of Directors. If no such designation is made, the place of meeting shall be the Official Location of the Association.

SECTION 7. NOTICE. Notice of any special meeting shall be given by the Secretary to each Director at least forty-eight (48) hours previous thereto by orally presenting such notice to a Director personally, directly or by telephone, or by written notice delivered personally or mailed to a Director at his/her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid (air mail postage as to any director whose address is more than 200 airline miles from the official location of the Association. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be under the provisions of the Articles of Association or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called




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or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 8. QUORUM. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Association of these Bylaws.

SECTION 9. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles or Association of these Bylaws.

SECTION 10. VACANCIES. Any vacancy occurring in the Board by resignation or death or by reason of the increase in the number of authorized members of the Board as provided at Section 2 of this Article II may be filled until the next succeeding annual election by appointment pursuant to the affirmative vote of a majority of the Directors then in office at any regular meeting of the Board, or at a special meeting called for that purpose.

SECTION 11. PRESUMPTION OF ASSENT. A Director of the Association who is present at a meeting of the Board of directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless a dissent shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Cashier or Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 12. INFORMAL ACTION BY DIRECTORS. Any action required by any provision of law, the Articles of Incorporation, or these By-Laws to be taken at a meeting, or any other action which may be taken at a meeting, may be taken without a meeting; if a consent in writing setting forth the action so taken shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                             ARTICLE III.  COMMITTEES

SECTION 1. AUDIT & EXAMINATION COMMITTEE. The Board of Directors shall, at its regular meeting held immediately following the annual meeting of shareholders, elect an Audit & Examination Committee consisting of not less than three members of the Board, none of whom may be officers of the Association, except where the full Board of Directors comprises the Audit & Examination Committee. The Board of Directors may also elect one or more of its members to serve as alternate members of the Audit & Examination Committee, which alternate member or members of



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the Audit & Examination Committee may be called upon by the Chairman of the
Board to serve in the absence of any of the regular members.

The Audit & Examination Committee shall appoint a chairman, who shall be a member of such Committee, and a secretary, who need not be a member of such Committee.

The Audit & Examination Committee shall cause suitable examinations of the affairs of the Association to be made by auditors responsible only to the Board of Directors, in order to ascertain whether the Association appears to be in sound financial condition, and whether adequate internal audit controls and procedures are maintained. The results of each such examination and any recommendations relating thereto, together with the results of any examination made by the examining staff of any governmental regulatory agency, shall be reviewed by said committee and reported to the Board of Directors at its regular meeting next following receipt thereof. Such reports shall be noted in the minutes of the Board of Directors and made a part of the records of the Association.

SECTION 2. OTHER COMMITTEES. The Board of Directors by resolution may designate one or more additional committees, each committee to consist of such number of officers and directors of the Association as may be specified in such resolution. Each such committee shall have such powers in the management of the business and affairs of the Association to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by the Board of Directors, except action in respect to matters requiring action by the shareholders, Board of Directors, other committee established by or pursuant to these By-Laws. The Board of Directors may specify one or more alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the board, President or upon request by the chairman of such committee. Each such committee shall fix its own rules governing the conduct of its activities and shall report their actions to each regular meeting of the Board of Directors, which shall approve or disapprove the report and record such action in the minutes of their meetings.

                              ARTICLE IV. (RESERVED)

                        ARTICLE V. OFFICERS AND EMPLOYEES

SECTION 1. NUMBER AND QUALIFICATIONS. The principal officers of the Association shall be a Chairman of the Board of Directors, if such office is created, a President, such number of Vice Presidents as may from time to time be appointed by the Board of Directors, a Cashier, and a Secretary, if such office is created, each of whom shall be appointed



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by the Board of Directors and such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors. Any two or more officers may be held by the same person, except the offices of President and Cashier, the offices of President and Secretary, and the offices of President and Vice President. The Chairman of the Board of Directors, if such office is created, and/or the President, shall be a member of the Board of Directors.

SECTION 2. TERM OF OFFICE. The officers of the Association shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If officers shall not be appointed at such meeting, they shall be appointed as soon thereafter as is convenient. Each officer shall hold office until his/her successor shall have been duly appointed and shall have qualified or until his/her death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. Any officer or agent appointed by the Board of Directors, may be removed by the Board of Directors as the case may be, whenever in its judgment the best interests of the Association will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment shall not of itself create contract rights.

SECTION 4. VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. PRINCIPAL EXECUTIVE OFFICER. The principal executive officer of the Association shall be either the Chairman of the Board of the President of the Association, as is designated from time to time by the Board of Directors by resolution duly adopted by a majority of its members at any regular or Special Meeting. Subject to the control of the Board of Directors such principal executive officer shall generally supervise and control all of the business and affairs of the Association.

SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such office is created, shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall perform all such duties as may be prescribed by the Board of Directors from time to time.

SECTION 7. PRESIDENT. The President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. Unless the Board of Directors otherwise provides, in the absence of the Chairman of the Board or in the event of his/her inability or refusal to act, the President shall perform the duties of the Chairman of the Board, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. The President may sign with the Cashier, Secretary, Assistant Cashier or Assistant Secretary,



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or any other proper officer of the Association thereunto authorized by the
Board of Directors certificates for shares of the Association.

SECTION 8. VICE PRESIDENT. In the absence of the Chairman of the Board, if such office is created, and the President or in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by resolution of the Board of Directors, or in the absence of any designation, then in order of their seniority which from the most senior to the least senior is Executive Vice President, Senior Vice President, First Vice President and Vice President, whichever may have been created, and within each class in the order of their appointment) shall perform the duties of the Chairman of the Board, if such office is created, and the President (except for presiding at meetings of the shareholders, of the Board of Directors), and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board, if such office is created, and the President. Any Vice President may sign, with the Cashier, Secretary, Assistant Cashier or Assistant Secretary certificates for shares of the Bank; and shall perform such other duties as from time to time may be assigned to such office by the Chairman of the Board, if such office is created, the President, or by the Board of Directors.

SECTION 9.  CASHIER. The Cashier and the Secretary, or either of them, shall
(a) be custodians of the corporate records and of the seal of the Association and see that the seal of the Association is affixed to all documents the execution of which on behalf of the Association under its seal is duly authorized; and (b) sign with the President, or a Vice President, certificates for shares of the Association, the issuance of which shall have been authorized by resolution of the Board of Directors. The Cashier shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Cashier or imposed by these Bylaws and shall perform such other duties as from time to time may be assigned to said office by the Chairman of the Board, President or by the Board of Directors.

SECTION 10. SECRETARY. The Secretary of the Association shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) advise all members of the Board of Directors immediately upon their election as such; (d) along with the Cashier, or either of them, be custodians of the corporate records and of the seal of the Association and see that the seal of the Association is affixed to all documents the execution of which on behalf of the Association under its seal is duly authorized; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
(f) sign with the President, or a Vice President, certificates for shares of the Association, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the


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Association, and (h) in general, perform all duties incident to the office of corporate secretary, other than those duties specifically designated in these Bylaws, or by resolutions of the Board of Directors, as duties of the Cashier. The Secretary shall perform such other duties as from time to time may be assigned to said office by the Chairman of the Board, the President or by the Board of Directors.

SECTION 11. ASSISTANTS AND OTHER OFFICERS. The Board of Directors shall have the power to appoint any person any and all such duties as it shall deem necessary to carry out the business of the Association. The authority of such persons shall be limited by these Bylaws, the scope of the appointment, other actions by the Board of Directors, and applicable law.


            ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARE. Certificates representing shares of the Association shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Cashier, Assistant Cashier, Secretary or Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Association. All certificates surrendered to the Association for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Association as the Board of Directors may prescribe.

SECTION 2. FACSIMILE SIGNATURES AND SEAL. The Seal of the Association on any certificates for shares maybe a facsimile. The signatures of the President or Vice President, the Cashier or Assistant Cashier and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Association itself or an employee of the Association.

SECTION 3. SIGNATURE BY FORMER OFFICERS. In case any officer who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Association with the same effect as if he were such officer at the date of its issue.

SECTION 4. TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for registration or transfer the Association may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Association with a request to register for transfer, the Association shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on the certificate the necessary endorsements, and (b) the Association had no duty to inquire into adverse claims or has discharged any such duty. The Association may require reasonable assurance that said endorsements are genuine, effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

SECTION 5. STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Association.


                            ARTICLE VII. CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, execute and deliver any instrument in the name of and on behalf of the Association, execute checks, drafts, bills of exchange, orders, letters of credit and other obligations of the Association, transmit and receive funds of the Association, direct the transfer of such funds by others and enter into agreements which authorize others, on terms and conditions set forth therein, to transmit, receive and direct transfer of such funds by telegraphic, telephonic, electronic or other means, and such authorization may be general or confined to specific instances.


                         ARTICLE VIII. CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Association and the words "Corporate Seal". Such seal shall be substantially in the following form:

                         (     Impression      )
                         (         of          )
                         (        Seal         )



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            ARTICLE IX. INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.  DEFINITIONS OF TERMS FOR THIS ARTICLE.

(a) "Director or Officer" shall include any person who may have served at the request of the Association as a director or officer of another corporation in which the Association owned stock or was a creditor at any time during the period of said service, and all past, present and future directors and officers of the Association whether or not so serving at the time of incurring the expenses or liabilities referred to herein, and their personal representatives.

(b) "Expenses" shall include, without limiting the generality thereof, amounts paid or payable as fees of legal counsel and experts.

(c) "Action" means any civil, criminal or administrative action, suit, proceeding or claim, or threat thereof, in which a director or officer may be involved as a party or otherwise, by reason of said person having served as such director or officer or by reason of anything done or omitted by said person as such director or officer, or alleged to have been so done or omitted.

(d) "Determination by the Board of Directors" means a determination made by resolution, upon favorable advice by counsel for the Association, adopted by the affirmative vote of a majority of a committee consisting of all directors of the Association then in office, other than those involved in the action, provided that there are not less than three directors not involved in the action. If the number of directors not involved in the action is less than three, such determination shall be deemed to have been made if recommended by affirmative vote of a majority of the directors of the Association then in office (whether or not involved in the action) but only to the extent concurred in by either (i) the affirmative vote of a majority of the outstanding shares entitled to vote at a meeting of the shareholders called for that purpose, or (ii) the opinion of independent legal counsel selected by the Board of Directors.

SECTION 2. MANDATORY INDEMNIFICATION. The Association shall indemnify each director or officer against all expenses actually and reasonably incurred by him/her in connection with any action and against all liability to which he/she is subjected upon disposition of any action, if either (a) final disposition of such action is made in favor of such director or officer or
(b) he/she is adjudged to be not guilty of gross negligence or misconduct in the performance of duty to the Association in the matter.

SECTION 3. ASSUMPTION OF DEFENSE AND LIABILITY. If any director or officer, who is involved in any action for which mandatory



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indemnification might be required under Section 2 in the event of favorable adjudication thereof, shall make full disclosure to the Board of Directors of or to counsel for the Association of the pertinent facts not otherwise known to the Association, and if there shall be made a determination by the Board of Directors that in its opinion such director or officer was not guilty of negligence or misconduct in the performance of duty to the Association in the matter, the Association shall assume or provide at the Association's expense and risk the defense or settlement thereof on his/her behalf; and in such event such director or officer shall have no liability to the Association for any expense, liability or settlement payment incurred by the Association in the matter.

SECTION 4. INSURANCE. The Association may upon affirmative vote of a majority of its Board of Directors, purchase commercial insurance for the benefit of a director or officer against all or any part of the expenses of actions against such director or officer; and such insurance need not exclude actions in which such director or officer may thereafter be adjudged guilty of negligence or misconduct in the performance of duty to the Association. Such insurance may, but need not, be for the benefit of all directors or officers.

SECTION 5. FURTHER ASSUMPTION OR SHARING OF EXPENSE AND LIABILITY. If complete indemnification of expense, liability or settlement payments is not provided pursuant to Sections 2, 3 and 4 to any director or officer, the Association may grant such further indemnification in whole or in part as may be fixed by determination by the Board of Directors upon consideration of the circumstances of the individual action.

SECTION 6. LIABILITY FOR DETERMINATIONS. The Association and its directors, officers, employees and agents shall not be liable to anyone for making any determination as to the existence or absence of liability under any Section 2 through 5 above, or for making or refusing to make any payment thereunder on the basis of such determination, or for taking or omitting to take any other action thereunder in reliance upon advice of counsel.

SECTION 7. OTHER RIGHTS. The foregoing indemnification provisions shall be in addition, and may be claimed without prejudice, to any other rights which any director, officer, employee or agent may have.


                      ARTICLE X. EMERGENCY PROVISIONS

SECTION 1. APPLICABILITY. The provisions of this Article shall be of no effect until the occurrence of a state of emergency resulting in this Association being unable to continue its normal functions under the direction of established management and at the location of its main office (in this Article the foregoing situation is referred to as "Emergency"), which Emergency may include but shall not be limited to war or warlike disaster. Upon such occurrence and during the continuation of such Emergency:

(a) the provisions of this Article shall become effective forthwith and shall remain effective without further authorization or declaration, unless otherwise determined by the Board of Directors or other body exercising the powers of the Board of Directors as provided in these Bylaws or under any governmental directives, and

(b) where the provisions of this Article are in conflict with the provisions of any other By-law or resolution theretofore adopted, the provisions of this Article shall prevail.

SECTION 2. TEMPORARY OFFICES. Upon the occurrence and during the continuation of an Emergency sufficiently severe as to prevent this Association from carrying on its normal banking functions at the location of its main office, any or all of the business ordinarily conducted at such location shall be temporarily relocated elsewhere in suitable quarters, which may be or include but need not be limited to an established branch office of this Association, as may be designated by the Board of Directors or other body exercising the powers of the Board of Directors as provided in these Bylaws or under any governmental directives. Such relocated place of business shall be within the same municipality as the Official Location, if a suitable location within such municipality is available. If the business of the Association is temporarily relocated, the business of the Association shall be returned to its original or other legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

SECTION 3.  EMERGENCY EXECUTIVE COMMITTEE.   Upon the occurrence and during
the continuance of an emergency sufficiently severe as to prevent the conduct and management of the affairs and business of this Association by its Board of Directors and the regularly established committees thereof:

(a) There is hereby created an Emergency Executive Committee, which may exercise the full powers and authority of the Board of Directors and of any other regularly established committee of the Board of Directors until the Board of Directors or other such established committee may be available to resume exercise of its function.

(b) Such Emergency Executive Committee shall consist of the then available members of the Board, any three of whom shall constitute a quorum. Whenever less than three regularly elected directors of this Association shall be available to serve on Emergency Executive Committee, the place of any absent director may be taken by any person, designated by a prior resolution of the shareholders of this Association, to serve as an acting director and member of the Emergency Executive Committee until not less than three regularly elected directors of this Association are available to serve.